Filed Pursuant to Rule 433

Registration No. 333-228159

Issuer Free Writing Prospectus dated February 1, 2021

Relating to Preliminary Prospectus Supplement dated February 1, 2021

APPLE INC.

FINAL PRICING TERM SHEET

0.700% Notes due 2026 (“2026 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$2,500,000,000

Maturity:	February 8, 2026

Coupon:	0.700%

Price to Public:	99.775%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	0.375% due January 31, 2026

Benchmark Treasury Yield:	0.426%

Spread to Benchmark Treasury:	32 basis points

Yield:	0.746%

Redemption:

Prior to January 8, 2026, Apple Inc. may at its option redeem the 2026 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2026 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Notes being redeemed (assuming that such notes matured on January 8, 2026), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2026 Notes) plus 5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after January 8, 2026, Apple Inc. may at its option redeem the 2026 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 EB2 / US037833EB24

Underwriters:

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

1.200% Notes due 2028 (“2028 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$2,500,000,000

Maturity:	February 8, 2028

Coupon:	1.200%

Price to Public:	99.759%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	0.750% due January 31, 2028

Benchmark Treasury Yield:	0.766%

Spread to Benchmark Treasury:	47 basis points

Yield:	1.236%

Redemption:

Prior to December 8, 2027, Apple Inc. may at its option redeem the 2028 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2028 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes being redeemed (assuming that such notes matured on December 8, 2027), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2028 Notes) plus 7.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after December 8, 2027, Apple Inc. may at its option redeem the 2028 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 EC0 / US037833EC07

Underwriters:

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

1.650% Notes due 2031 (“2031 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$2,750,000,000

Maturity:	February 8, 2031

Coupon:	1.650%

Price to Public:	99.972%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	0.875% due November 15, 2030

Benchmark Treasury Yield:	1.083%

Spread to Benchmark Treasury:	57 basis points

Yield:	1.653%

Redemption:

Prior to November 8, 2030, Apple Inc. may at its option redeem the 2031 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2031 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed (assuming that such notes matured on November 8, 2030), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2031 Notes) plus 10 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after November 8, 2030, Apple Inc. may at its option redeem the 2031 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 ED8 / US037833ED89

Underwriters:

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

2.375% Notes due 2041 (“2041 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$1,500,000,000

Maturity:	February 8, 2041

Coupon:	2.375%

Price to Public:	99.842%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.375% due November 15, 2040

Benchmark Treasury Yield:	1.665%

Spread to Benchmark Treasury:	72 basis points

Yield:	2.385%

Redemption:

Prior to August 8, 2040, Apple Inc. may at its option redeem the 2041 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2041 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2041 Notes being redeemed (assuming that such notes matured on August 8, 2040), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2041 Notes) plus 12.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after August 8, 2040, Apple Inc. may at its option redeem the 2041 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2041 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 EE6 / US037833EE62

Underwriters:
Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

2.650% Notes due 2051 (“2051 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$3,000,000,000

Maturity:	February 8, 2051

Coupon:	2.650%

Price to Public:	99.343%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.375% due August 15, 2050

Benchmark Treasury Yield:	1.862%

Spread to Benchmark Treasury:	82 basis points

Yield:	2.682%

Redemption:

Prior to August 8, 2050, Apple Inc. may at its option redeem the 2051 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2051 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2051 Notes being redeemed (assuming that such notes matured on August 8, 2050), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2051 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after August 8, 2050, Apple Inc. may at its option redeem the 2051 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2051 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 EF3 / US037833EF38

Underwriters:
Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

2.800% Notes due 2061 (“2061 Notes”)

Issuer:	Apple Inc.

Principal Amount:	$1,750,000,000

Maturity:	February 8, 2061

Coupon:	2.800%

Price to Public:	99.713%

Interest Payment Dates:	February 8 and August 8, commencing August 8, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.375% due August 15, 2050

Benchmark Treasury Yield:	1.862%

Spread to Benchmark Treasury:	95 basis points

Yield:	2.812%

Redemption:

Prior to August 8, 2060, Apple Inc. may at its option redeem the 2061 Notes, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the 2061 Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2061 Notes being redeemed (assuming that such notes matured on August 8, 2060), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2061 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after August 8, 2060, Apple Inc. may at its option redeem the 2061 Notes, at any time in whole or from time to time in part, prior to their maturity, at a redemption price equal to 100% of the principal amount of the 2061 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Ratings:*	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services

Net Proceeds:	Aggregate net proceeds from sale of all notes offered pursuant to this Pricing Term Sheet will be approximately $13.9 billion after deducting underwriting discounts and Apple’s offering expenses.

CUSIP/ISIN:	037833 EG1 / US037833EG11

Underwriters:

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Goldman Sachs & Co. LLC toll free at 1-866-471-2526, J.P. Morgan Securities LLC at 212-834-4533, or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, or by contacting Apple Inc.’s Investor Relations at investor_relations@apple.com.

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